Exhibit 10.2

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT
THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of October 30, 2020 (the “Effective Date”), is made by and among CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”), TRMT CB LENDER LLC, a Delaware limited liability company (“Seller”), and for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof, TREMONT MORTGAGE TRUST, a Maryland real estate investment trust (“Guarantor”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of February 9, 2018, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of November 6, 2018 (as such agreement may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)The definitions of “Alternative Rate” and “Alternative Rate Transaction” in Article 2 of the Repurchase Agreement are hereby deleted in their entirety.
(b)The following definitions in Article 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Stated Facility Expiration Date” shall mean November 6, 2022 (or if such day is not a Business Day, the next succeeding Business Day).
“Pricing Rate Determination Date” shall mean, with respect to any Pricing Rate Period with respect to any Transaction:
(i)if the Applicable Index with respect to such Pricing Rate Period is LIBOR (or, if applicable, the Federal Funds Rate), the second (2nd) London Business Day preceding the first day of such Pricing Rate Period;
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(ii)if the Applicable Index with respect to such Pricing Rate Period is a Replacement Index, a date Buyer determines, on or prior to the applicable Index Transition Date, in its reasonable discretion.
i. The following defined terms are hereby added to Article 2 of the Repurchase Agreement in the appropriate alphabetical order:
“Applicable Alternative Rate” shall have the meaning set forth in the Fee Letter.
“Applicable Index” shall have the meaning set forth in the Fee Letter.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Applicable Index, as applicable, any tenor for such Applicable Index or payment period for Purchase Price Differential or interest calculated with reference to such Applicable Index, as applicable, that is or may be used for determining the length of a Pricing Rate Period pursuant to this Agreement as of such date.
“Conforming Changes” shall mean any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Business Day”, the definition of “Pricing Rate Period”, the timing and frequency of determining rates and making payments of Purchase Price Differential, the timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Replacement Index” (including whether such formula shall be cumulative or non-cumulative), the formula, methodology or convention for applying the successor floor to the successor Replacement Index and other technical, administrative or operational matters) which Buyer determines are both (i) appropriate to implement the Index Transition and (ii) consistent with Market Practice (or, if Buyer decides that adoption of any portion of such Market Practice is not administratively feasible or if Buyer determines that no Market Practice for the administration of such Index Transition exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Corresponding Tenor” shall mean, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.
“Daily Compounded SOFR” shall mean, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by Buyer in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Compounded SOFR” for business loans; provided, that if Buyer decides that any such convention is not administratively feasible for Buyer, then Buyer may establish another convention in its reasonable discretion.
“Fourth Amendment Date” shall mean October 30, 2020.

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“Index” shall have the meaning set forth in the Fee Letter.
“Index Rate” shall have the meaning set forth in the Fee Letter.
“Index Transition” shall have the meaning set forth in the Fee Letter.
“Index Transition Date” shall mean the next subsequent Pricing Rate Determination Date which is at least ten (10) Business Days following the date of delivery of an Index Transition Notice.
“Index Transition Event” shall mean the occurrence of a determination by Buyer that one of the following events has occurred with respect to the then-current Applicable Index:
(i)a public statement or publication of information by or on behalf of the administrator of such Applicable Index (or the published component used in the calculation thereof) announcing that the administrator has ceased or will cease to provide all Available Tenors of such Applicable Index (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Applicable Index (or such component thereof);
(ii)a public statement or publication of information by the regulatory supervisor for the administrator of such Applicable Index (or the published component used in the calculation thereof), a Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Applicable Index (or such component), a resolution authority with jurisdiction over the administrator for such Applicable Index (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Applicable Index (or such component), which states that the administrator of such Applicable Index (or such component) has ceased or will cease to provide all Available Tenors of such Applicable Index (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Applicable Index (or such component thereof); or
(iii)a public statement or publication of information by the regulatory supervisor for the administrator of such Applicable Index (or the published component used in the calculation thereof) announcing that all Available Tenors of such Applicable Index (or such component thereof) are no longer representative.
For the avoidance of doubt, an “Index Transition Event” will be deemed to have occurred with respect to any Applicable Index if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Applicable Index (or the published component used in the calculation thereof).

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“Index Transition Notice” shall mean a notice given by Buyer which:
(i)sets forth in reasonable detail the circumstances of the Index Transition;
(ii)designates an Index Transition Date; and
(iii)if feasible, identifies other Interest Determinations and Conforming Changes to implement such Index Transition.
“Interest Determination” shall mean any determination related to an Index or an Index Transition.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“Market Practice” shall mean the practice and course of dealing, including the manner of implementing Index Transitions, under repurchase facilities for Similar Loans with similarly situated counterparties domiciled in the United States.
“Rate Adjustment” shall mean, with respect to any Index Transition for any applicable Pricing Rate Period and Available Tenor, an adjustment which may be zero (0) or a positive or negative value, and which adjustment shall be the first alternative set forth in the order below:
(i)the adjustment, or method for calculating such adjustment, as of the Index Transition Date that has been selected, endorsed or recommended by the Relevant Governmental Body for such Index Transition for the applicable Corresponding Tenor;
(ii)the adjustment as of the Index Transition Date that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Index Transition for the applicable Corresponding Tenor; and
(iii)the adjustment that has been selected by Buyer, after consultation with Seller, in its reasonable discretion for the applicable Corresponding Tenor consistently with Market Practice for handling such Index Transition, giving due consideration to the then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such adjustment, for the replacement of the then-current Index with the applicable Replacement Index for U.S. dollar denominated floating rate commercial real estate mortgage loans as of the Index Transition Date.
“Relevant Governmental Body” shall mean:
(i)the Federal Reserve Board or the Federal Reserve Bank of New York; or

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(ii)a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Index” shall mean, for any Available Tenor, as of the relevant Index Transition Date and thereafter until a subsequent Index Transition Date or the Repurchase Date, the first alternative Index set forth in the order below that Buyer determines is available and appropriate for the transaction:
(i)Term SOFR;
(ii)Daily Compounded SOFR; or
(iii) an Index selected by Buyer as the replacement for the then-current Applicable Index for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement Index or the mechanism for determining such an Index by the Relevant Governmental Body, and (ii) any Market Practice.
If the Replacement Index as determined pursuant to clause (i), (ii) or (iii) above would be less than zero (0), the Replacement Index shall be deemed to be zero (0) for all purposes of this Agreement with respect to the applicable Pricing Rate Period.
“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Pricing Rate Determination Date, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
ii. Sections 3(f), 3(g) and 3(i)(1) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
“(f)    Upon written demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements) that Buyer actually sustains or incurs as a consequence of (i) a failure by Seller in repurchasing any Purchased Asset on the Early Repurchase Date after Seller has given a notice in accordance with Article 3(d) of an Early Repurchase Date, (ii) any payment of the Repurchase Price on any day other than a Remittance Date, (iii) a default by Seller in selling Eligible Loans after Seller has notified

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Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of this Agreement, and/or (iv) any Interest Determination which results in a transition to a Replacement Index on a day which is not the last day of the then current Pricing Rate Period.
(g)    Upon Buyer’s reasonable determination that an Index Transition Event has occurred:
(i)Buyer shall provide an Index Transition Notice to Seller;
(ii)the Applicable Index shall transition, as of the Index Transition Date, to a Replacement Index identified in accordance with the definition thereof and the provisions hereof; and
(iii)the Rate Adjustment shall transition in accordance with the definition thereof.
To the extent of any such determination by Buyer that an Index Transition Event has occurred, such determination and imposition of a Replacement Index will not be applied to Seller unless Buyer is imposing changes similar in substance on its similarly situated customers domiciled in the United States under repurchase facilities under which Buyer has a comparable contractual right, which repurchase facilities finance commercial real estate mortgage loans similar to the affected Purchased Loans (“Similar Loans”).
Notwithstanding anything to the contrary herein or in any other Transaction Documents, Buyer shall have the right to make Conforming Changes to the Transaction Documents from time to time in connection with an Index Transition Event, and such Conforming Changes shall become effective without any further action or consent by Seller.
(i)(1)    Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this Agreement shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Transaction Documents, (a) the commitment, if any, of Buyer hereunder to enter into new Transactions shall forthwith be canceled, and (b) unless a Replacement Index becomes effective as provided in Section 3(g)(ii), the Pricing Rate for the Transactions then outstanding shall be converted automatically to a per annum rate equal to the Federal Funds Rate plus the Applicable Spread on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(f) of this Agreement.”

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2.Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
3.Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.Conditions Precedent. This Amendment and its provision shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Seller an invoice for such expenses).
6.Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
7.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

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9.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
10.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Article 19 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

SELLER:

TRMT CB LENDER LLC,
a Delaware limited liability company

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

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GUARANTOR:

TREMONT MORTGAGE TRUST,
a Maryland real estate investment trust

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer
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BUYER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

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